As filed with the Securities and Exchange Commission on March 27, 2000
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          INTERNET PICTURES CORPORATION
             (Exact name of registrant as specified in its charter)

      DELAWARE                                             52-2213841
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                            1009 Commerce Park Drive
                           Oak Ridge, Tennessee 37830
                    (Address of principal executive offices)

                  INTERACTIVE PICTURES CORPORATION AMENDED AND
                     RESTATED 1997 EQUITY COMPENSATION PLAN
              BAMBOO.COM, INC. AMENDED AND RESTATED 1998 EMPLOYEE,
                       DIRECTOR AND CONSULTANT STOCK PLAN
               BAMBOO.COM, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                             STOCK OPTION AGREEMENTS
                            (Full Title of the Plans)

                                JAMES M. PHILLIPS
                      Chairman and Chief Executive Officer
                          Internet Pictures Corporation
                            1009 Commerce Park Drive
                           Oak Ridge, Tennessee 37830
                                 (423) 482-3000
            (Name, address and telephone number of agent for service)

                                (with copies to:)
                                J. PORTER DURHAM, JR.
                       Baker, Donelson, Bearman & Caldwell
                              1800 Republic Centre
                               633 Chestnut Street
                          Chattanooga, Tennessee 37450
                                 (423) 209-4198

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE          AMOUNT TO BE      OFFERING PRICE PER       AGGREGATE OFFERING           AMOUNT OF
         REGISTERED                   REGISTERED             SHARE                     PRICE              REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value     4,105,027 shares(1)       $ 32.25(2)              $132,387,121(2)       $ 34,950.20(1)(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value     1,054,729 shares(3)       $ 32.25(2)              $ 34,015,010(2)       $  8,979.96(2)(3)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value       562,015 shares(4)       $ 32.25(2)              $ 18,124,984(2)       $  4,785.00(2)(4)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value     2,766,813 shares(5)       $ 15.57(6)              $ 43,077,328(6)       $ 11,372.41(5)(6)
===========================================================================================================================

(1) On September 17, 1999, Interactive Pictures Corporation ("IPIX") registered 1,998,559 shares of common stock under its original 1997 Equity Compensation Plan (the "Plan") on a Form S-8 filed with the Securities and Exchange Commission (the "Commission"), File No. 333-87309. On January 19, 2000, IPIX amended the Plan by increasing the number of shares reserved under the Plan from 1,998,559 to 2,998,559. Pursuant to this Registration Statement, the Registrant is registering the total number of shares reserved under the Plan multiplied by the Exchange Ratio, as defined herein.

(2) Estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and are based upon the average high and low sales prices of the Registrant's common stock as reported on the National Market of the Nasdaq Stock Market on March 21, 2000.

(3) On October 22, 1999, bamboo.com, Inc. ("bamboo") registered 6,612,975 shares under its Amended and Restated 1998 Employee, Director and Consultant Stock Plan (the "Amended and Restated Plan") on a Form S-8 filed with the Commission, File No. 333-89499 (the "bamboo Form S-8"). On January 19, 2000, bamboo amended the Amended and Restated Plan by increasing the number of shares reserved under the Amended and Restated Plan from 8,179,394 to 9,303,423. Pursuant to this Registration Statement, the Registrant is registering the 1,054,729 registerable shares reserved under the Amended and Restated Plan.

(4) On October 22, 1999, bamboo registered 700,000 shares under its 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan") on the bamboo Form S-8. On January 19, 2000, bamboo amended the Stock Purchase Plan by increasing the number of shares reserved under the Stock Purchase Plan from 700,000 to 1,262,015. Pursuant to this Registration Statement, the Registrant is registering the additional 562,015 shares reserved under the Stock Purchase Plan.

(5) This figure represents the aggregate number of shares of common stock registered hereby for purchase by certain individuals under the Executive Employment Agreement entered into by and between the Registrant and James M. Phillips and the Stock Option Agreements entered into by and between the Registrant and John M. Murphy, Christopher M. King, Michael J. Sher, Michael J. Tourville, Edmond B. Lewis, H. Craig Grantham, Laban P. Jackson, III, Douglas E. Snyder and Laban P. Jackson, Jr. (collectively, the "Option Agreements"). Pursuant to this Registration Statement, the Registrant is registering the number of shares purchaseable by these individuals under the Option Agreements.

(6) Such amount has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 (the "1933 Act"), as amended, and is based upon the Option Price of the common stock stated in the Option Agreements.


         Pursuant to Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

                                EXPLANATORY NOTE

         Internet Pictures Corporation (the "Registrant") was formed as a result of a merger between Interactive Pictures Corporation ("IPIX") and bamboo.com, Inc. ("bamboo"), effective as of January 19, 2000. The Registrant hereby files this Registration Statement on Form S-8 relating to 8,488,584 shares of common stock, $0.001 par value per share, of the Registrant, issuable pursuant to 1) the Interactive Pictures Corporation Amended and Restated 1997 Equity Compensation Plan (the "Plan"), 2) the bamboo.com, Inc. Amended and Restated 1998 Employee, Director and Consultant Plan (the "Amended and Restated Plan"),
3) the bamboo.com, Inc. 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan") and 4) the Executive Employment Agreement entered into by and between the Registrant and James M. Phillips and the Stock Option Agreements entered into by and between the Registrant and John M. Murphy, Christopher M. King, Michael J. Sher, Michael J. Tourville, Edmond B. Lewis, H. Craig Grantham, Laban P. Jackson, III, Douglas E. Snyder, and Laban P. Jackson, (collectively, the "Option Documents").

         Pursuant to the Agreement and Plan of Merger dated as of October 25, 1999 between IPIX and bamboo, as supplemented by a certain amendment dated January 19, 2000 among bamboo, IPIX and Bamboo-Merger sub, Inc. ("Merger Sub") and the transactions contemplated thereby, (i) Merger Sub merged with and into IPIX (the "Merger"), (ii) IPIX became a wholly-owned subsidiary of bamboo, (iii) the Registrant merged with and into bamboo and (iv) bamboo changed its name to Internet Pictures Corporation. Each share of common stock, par value $0.001 of IPIX issued and outstanding immediately prior to the Effective Time of the Merger (the "Effective Time") was converted into the right to receive 1.369 shares of bamboo common stock, par value $0.001 (the "Exchange Ratio") at the Effective Time and bamboo assumed all outstanding obligations to issue bamboo common stock under the Option Documents.

         This Registration Statement relates to an aggregate amount of 8,488,584 shares of the Registrant's common stock issuable pursuant to the Plan, the Amended and Restated Plan, the Stock Purchase Plan, and the Option Documents. In connection with the Merger, bamboo filed its Registration Statement on Form S-4, declared effective on December 16, 1999, which registered 24,763,830 shares of its common stock.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference in this Registration Statement:

(a) The audited financial statements for Interactive Pictures Corporation's fiscal year ended December 31, 1998, contained in the prospectus, dated August 5, 1999, filed pursuant to Rule 424(b) under the 1933 Act.

(b) The audited financial statements for bamboo.com, Inc.'s fiscal year ended December 31, 1998, contained in the prospectus, dated August 25, 1999, filed pursuant to Rule 424(b) under the 1933 Act.

(c)      The bamboo.com, Inc. Current Report on Form 8-K dated November 1, 1999.

(d) The Interactive Pictures Corporation Current Report on Form 8-K dated November 2, 1999.

(e) The bamboo.com, Inc. Report on Form 10-Q for the fiscal quarter ended September 30, 1999, as filed with the Commission on November 15, 1999.

(f) The Interactive Pictures Corporation Reports on Forms 10-Q for the fiscal quarter ended June 30, 1999, as filed with the Commission on September 16, 1999 and for the fiscal quarter ended September 30, 1999, as filed with the Commission on November 15, 1999.

(g) The bamboo.com, Inc. Registration Statement on Form S-4, File No. 333-91139, declared effective on December 16, 1999.

(h)      The Registrant's Current Report on Form 8-K dated February 10, 2000.

(i)      The Registrant's Current Report on Form 8-K dated March 14, 2000.

(j) The Registrant's Registration Statement on Form S-1, File No. 333-32680, filed with the Commission on March 17, 2000.

(k) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Act of 1934 (the "1934 Act"), since
         December 31, 1998.

(l) The description of the Registrant's common stock set forth under the caption "Description of Capital Stock" on page 54 contained in the Registrant's Registration Statement on Form S-1, File No. 333-32680, filed with the Commission on March 17, 2000.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         No response is required to this item.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         No response is required to this item.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant has adopted provisions in its certificate of incorporation that eliminates the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law. Additionally, the Registrant's certificate of incorporation and bylaws provide that it will indemnify its directors, officers, employees or agents for any liability incurred in their official capacity to the maximum extent permissible under Delaware General Corporation Law (the "DGCL"). Under Delaware law, a corporation may indemnify any person made or threatened to be made a party to any action or proceeding (other than shareholder derivative suits) because he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation or firm. In order to be indemnified, the director, officer, employee or agent must (i) act in good faith and in a manner he or she reasonably believed to be in, and not opposed to, the best interest of the corporation and (ii) in respect to a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         In the case of shareholder derivative suits under Delaware law, the corporation may also indemnify if the director, officer, employee or agent acted in good faith and in a manner the director reasonably believed to be in, and not opposed to, the best interest of the corporation. Unless a court finds that an individual is fairly and reasonably entitled to indemnity, the corporation cannot indemnify an individual in shareholder derivative suits where there is any claim, issue or matter in which the individual has been found liable to the corporation.

         Under the DGCL, a corporation must indemnify a director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because of his or her position as a director or officer for expenses actually or reasonably incurred by the person. Expenses incurred by an officer or director in defending any civil or criminal proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. The indemnification and expense advancement provisions under Delaware law described above are not exclusive of other rights of indemnification and advancement that a director or officer may be granted by a corporation in its bylaws or by a vote of shareholders or disinterested directors or by an agreement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         No response is required to this item.

ITEM 8.  EXHIBITS



Exhibit Number                      Description
--------------                      -----------
4.1                  Interactive Pictures Corporation Amended and Restated 1997
                     Equity Compensation Plan(1)(2)
4.2                  bamboo.com, Inc. Amended and Restated 1998 Employee, Director
                     and Consultant Stock Plan(3)
4.3                  bamboo.com, Inc. 1999 Employee Stock Purchase Plan(4)
4.4                  Executive Employment Agreement - James M. Phillips(5)(6)
4.5                  Stock Option Agreement - John M. Murphy(6)(7)
4.6                  Stock Option Agreement - Christopher M. King(6)(8)
4.7                  Stock Option Agreement - Michael J. Sher(6)(9)
4.8                  Stock Option Agreement - Michael J. Tourville(6)(10)
4.9                  Stock Option Agreement - Edmond B. Lewis(6)(11)
4.10                 Stock Option Agreement - H. Craig Grantham(6)(12)
4.11                 Stock Option Agreement - Laban P. Jackson, III(6)(13)
4.12                 Stock Option Agreement - Douglas E. Snyder(6)(14)
4.13                 Stock Option Agreement - Laban P. Jackson, Jr.
5                    Opinion and Consent of Baker, Donelson, Bearman & Caldwell
23.1                 Consent of Baker, Donelson, Bearman & Caldwell (contained in
                     Exhibit 5)
23.2                 Consent of PricewaterhouseCoopers LLP, Independent
                     Accountants of Internet Pictures Corporation (formerly
                     bamboo.com, Inc.).
23.3                 Consent of PricewaterhouseCoopers LLP, Independent
                     Accountants of Interactive Pictures Corporation
23.4                 Consent of PricewaterhouseCoopers LLP, Independent
                     Accountants of PictureWorks Technology, Inc.
24                   Power of Attorney (Included on signature page)


---------
(1) Incorporated by reference as Annex I to the bamboo.com, Inc. Registration Statement on Form S-4, File No. 333-91139, declared effective on December 16, 1999.

(2) All references to shares of common stock presented in this document do not reflect the Exchange Ratio.

(3) Incorporated by reference as Exhibit 10.3 to the bamboo.com, Inc. Amendment No. 2 to Registration Statement on Form S-1 File No. 333-80639, declared effective on August 26, 1999.

(4) Incorporated by reference as Exhibit 10.4 to the bamboo.com, Inc. Registration Statement on Form S-1, File No. 333-80639, declared effective on August 26, 1999.

(5) Incorporated by reference as Exhibit 10.1 to the Interactive Pictures Corporation Registration Statement on Form S-1, File No. 333-78983, declared effective on August 4, 1999, as further amended by amendment number 3 dated February 22, 2000 filed herewith (the "Amendment").

(6) All references to shares of common stock presented in these documents do not reflect a 0.34009-for-1 reverse stock split effected on August 4, 1999 or the Exchange Ratio. However, shares of common stock referenced in the Amendment are not subject to the reverse stock split or the Exchange Ratio.

(7) Incorporated by reference as Exhibit 4.3 to Interactive Pictures Corporation Registration Statement on Form S-8, File No. 333-87309 as filed with the Commission on September 17, 1999 (the "IPIX Form S-8").

(8) Incorporated by reference as Exhibit 4.4 to the IPIX Form S-8.

(9) Incorporated by reference as Exhibit 4.5 to the IPIX Form S-8.

(10) Incorporated by reference as Exhibit 4.6 to the IPIX Form S-8.

(11) Incorporated by reference as Exhibit 4.7 to the IPIX Form S-8.

(12) Incorporated by reference as Exhibit 4.8 to the IPIX Form S-8.

(13) Incorporated by reference as Exhibit 4.9 to the IPIX Form S-8.

(14) Incorporated by reference as Exhibit 4.10 to the IPIX Form S-8.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Ridge, State of Tennessee, on the 17th day of March, 2000.

                                    INTERNET PICTURES CORPORATION

                                     By: /s/ James M. Phillips
                                         -------------------------------------
                                             James M. Phillips, Chairman and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Phillips and John J. Kalec his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



           NAME                                 TITLE                         DATE
/s/ James M. Phillips              Chairman and Chief Executive Officer  March 17, 2000
-------------------------------
James M. Phillips

/s/ John J. Kalec                  Vice President and Chief Financial    February 25, 2000
-------------------------------    Officer (Principal Accounting
John J. Kalec                      Officer)

/s/ Laban P. Jackson, Jr.          Director                              February 24, 2000
-------------------------------
Laban P. Jackson, Jr.

/s/ Leonard B. McCurdy             Director                              February 28, 2000
-------------------------------
Leonard B. McCurdy

/s/ John S. Hendricks              Director                              March 2, 2000
-------------------------------
John S. Hendricks

/s/ Kevin B. McCurdy               Director                              March 1, 2000
-------------------------------
Kevin B. McCurdy

/s/ John S. Moragne                Director                              February 28, 2000
-------------------------------
John S. Moragne

/s/ John H. Trezevant              Director                              March 21, 2000
-------------------------------
John H. Trezevant

/s/ Michael D. Easterly            Director                              February 28, 2000
-------------------------------
Michael D. Easterly
